Attachment to Form 12B-25 - Notification of Late Filing

Name of Registrant:                 Starfest, Inc.
SEC File Number:                    333-38838



                             ACCOUNTANT'S STATEMENT
                           Required by Rule 12b-25(c)



                                 BRAD B. HAYNES
                           Certified Public Accountant
                                 9050 Burton Way
                          Los Angeles, California 90048
                            Telephone (310) 273-2417
                               Fax (310) 285-0865




SECURITIES AND EXCHANGE COMMISSION
WASHINGTON  DC   20549

                                    Re:     Starfest, Inc.
                                            SEC File #333-38838
                                            Form 10-QSB Quarterly Report
                                            Second Quarter Ended 06-30-00

Gentlemen:

        I am the independent auditor for Starfest, Inc.

        I am unable to complete the review of the interim financial statements of the registrant in time for the registrant's Form 10- QSB to be filed in a timely manner due to delays in receiving information from the registrant.

                                            Respectfully submitted,

                                            /s/ Brad B. Haynes
                                            -----------------------------------
                                            Brad B. Haynes
                                            Certified Public Accountant

Los Angeles, California
August 11, 2000